Amalgamated Financial Corp. Appoints Julieta Ross and Scott Stoll to its Board of Directors NEW YORK, November 16, 2023 – (Globe Newswire) -- Amalgamated Financial Corp. (“Amalgamated” or the “Company”) (Nasdaq: AMAL) today announced it has appointed Julieta Ross and Scott Stoll as its newest members to the Company’s Board of Directors, effective immediately. Dr. Ross has an extensive background in the broader financial services risk management landscape, with over 20 years of global banking technology leadership and experience. With a proven track record of building and scaling businesses while leveraging digital technologies, she offers a vast understanding on the integration of new technology perspectives in the process of building market-leading banking platforms and avant-garde digital capabilities. Mr. Stoll is a recognized leader with over 40 years of experience in the banking, insurance, and asset management industries, occupying various board and senior leadership roles over the course of his career. Of particular significance is the role he played in the expansion of Ernst & Young LLP’s financial services consulting capabilities, where he founded EY’s asset liability management advisory practice and played a leadership role in building teams serving EY’s global and national financial services clients. Lynne Fox, Board Chair, commented, “Julieta and Scott bring impressive track records in the broader financial services and banking sectors to Amalgamated’s board of directors, making them the ideal candidates for this role. I am looking forward to working alongside them and benefiting from their extensive experience as we focus on further advancing our value creation initiatives.” Priscilla Sims Brown, President and Chief Executive Officer of Amalgamated, added, “I am thrilled to welcome Julieta and Scott to the Amalgamated Board. Julieta has demonstrated expertise and leadership across the broader financial services risk management landscape, playing a vital role in the integration of new digital technologies within the banking sector, and beyond. Scott has been a pioneer in the broader financial sector and was instrumental in scaling EY’s banking advisory practices in addition to occupying various leadership roles in the insurance industry. I look forward to partnering with Julieta and Scott as we continue to accelerate our ‘Growth for Good’ strategy to deliver value for all of our stakeholders.” Dr. Ross is the Co-Founder and Chief Executive Officer of Okee Labs, an AI startup launched in 2019. She oversees all aspects of the company’s operations, including product development, research, and customer acquisition. Prior to this role, Dr. Ross was the Global Chief Technology Officer at Banco Santander from 2017 to 2019, Global Chief Technology Officer at M&T Bank from 2014 to 2017 and held various international roles for Citi from 2000 to 2014 ultimately being named Chief Technology Officer for Latin America. She has a proven track record building and scaling businesses, leveraging digital technologies to reduce cost, drive customer experiences and improve productivity. Additionally, Dr. Ross has served on the boards of private and non-profit companies including Santander Consumer Finance, Mastercard Advisory Board, AAA Western and Central New York, Sheltered Harbor, Roswell Park Comprehensive Cancer Center and Row New York. Dr. Ross is a founding member of the Sheltered Harbor Board. Mr. Stoll is currently serving as the Audit Committee Chair of Farmers Group, Inc. as well as the Audit Committee Chair and member of the Executive Committee of Farmers New World Life Insurance Company, Farmers Group, Inc.’s wholly owned subsidiary, since 2019. Prior to that, Mr. Stoll spent 36 years working for Ernst & Young where he retired as a partner in 2018. From 2010 to 2018, Mr. Stoll’s role at EY focused on financial services and quality assurance, as he was responsible for EY’s non-audit advisory work at a global systematically important bank while based in San Francisco. From 2004 to 2010, Mr. Stoll’s partner role focused on banking, capital markets and insurance when he played a leadership role in the expansion of Ernst & Young LLP’s financial services consulting capabilities in Zurich, Switzerland. Prior to this, Mr. Stoll’s role focused on commercial banking risk management and asset liability management from 1994 to 2000. He founded EY's asset liability management advisory practice and was a founding member of EY's U.S. financial services consulting practice serving numerous super regional banks across the U.S. Mr. Stoll also chairs the Strategic Planning Committee of the Leadership Council of the Schmidthorst College of Business at his alma mater, Bowling Green State University, where he advises on strategic initiatives, curricula plan, student mentorship and faculty engagement. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington D.C., and San Francisco, and a commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of September 30, 2023, our total assets were $7.9 billion, total net loans were $4.3 billion, and total deposits were $7.0 billion. Additionally, as of September 30, 2023, our trust business held $39.6 billion in assets under custody and $13.9 billion in assets under management.

Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 Source: Amalgamated Financial Corp.